As filed with the Securities and Exchange Commission on August 11, 2026.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILENCE THERAPEUTICS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12 Hammersmith Grove

London W6 7AP

United Kingdom

Tel: +44 20 3457 6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Silence Therapeutics Inc.

221 River Street, 9th Floor

Hoboken, New Jersey 07030

Tel: +1 908 938 4221

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Courtney T. Thorne Divakar Gupta Eric Blanchard Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Claire A. Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-295992

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Silence Therapeutics plc (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-295992) (the “Prior Registration Statement”), which the Registrant filed with the Commission on May 18, 2026, and which the Commission declared effective on May 27, 2026.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed aggregate offering price of $40,000,000, which includes ordinary shares that may be sold by the Registrant in the event the underwriters exercise their option to purchase additional ordinary shares of the Registrant, as may be represented by American Depositary Shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith or incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

EXHIBITS NUMBER	DESCRIPTION OF EXHIBIT

5.1	Opinion of Cooley (UK) LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement)

107	Filing Fee Table

*	To be filed by an amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on August 11, 2026.

SILENCE THERAPEUTICS PLC

By:	/s/ Iain Ross
Iain Ross
Interim Principal Executive Officer

Signature	Title	Date

/s/ Iain Ross Iain Ross	Interim Principal Executive Officer and Chairman (Interim Principal Executive Officer)	August 11, 2026

/s/ Rhonda Hellums Rhonda Hellums	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	August 11, 2026

/s/ Dave Lemus* Dave Lemus	Director	August 11, 2026

/s/ Tim McInerney* Tim McInerney	Director	August 11, 2026

/s/ James Ede-Golightly* James Ede-Golightly	Director	August 11, 2026

*By:	/s/ Iain Ross
Iain Ross
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Silence Therapeutics plc, has signed this registration statement on Form S-3 on August 11, 2026.

SILENCE THERAPEUTICS INC.

By:	/s/ Rhonda Hellums
Name:	Rhonda Hellums
Title:	Authorized Signatory